EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
Weststar Financial Services Corporation and Subsidiary:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Weststar Financial Services Corporation of our report dated February 23, 2007 relating to the consolidated financial statements as of December 31, 2006 and 2005 and for the years then ended, of Weststar Financial Services Corporation and Subsidiary, appearing in the Annual Report on Form 10-KSB of Weststar Financial Services Corporation for the year ended December 31, 2006.

Charlotte, North Carolina

August 16, 2007